CONTRIBUTION AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF LIABILITIES, dated as of August 6, 2002, between TITAN EMS, INC., a Delaware corporation with executive offices located at 1818 North Farwell Avenue, Milwaukee, WI 53202 ("Titan"); and SVPC PARTNERS, LLC, a Delaware limited liability company with executive offices located at 1855 Norman Avenue, Santa Clara, CA 95054 ("SVPC").

     The parties hereto hereby agree as follows:

     1. Contribution. SVPC hereby contributes to Titan all of the properties and assets of SVPC, including the books and records of SVPC (collectively, the "Contributed Assets"), except those identified in Schedule 1A hereto, in each case, except as set forth in Schedule 1B hereto, free and clear of all liens, mortgages, security interests, pledges, charges, encumbrances and required consents. In exchange therefor, simultaneously with the execution hereof, Titan is issuing to SVPC 800,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Titan Common Stock"), of Titan.

     Assignment and Assumption of Liabilities.

     (a) SVPC hereby assigns, transfers, and conveys to Titan, and its successors and assigns, the rights of SVPC pursuant to, and in connection with, each of the agreements set forth in Schedule 2(a) hereto.

     (b) Titan hereby assumes, and agrees to perform, all of the Seller's liabilities (including the obligations in, under, and pursuant to each of the agreements set forth in Schedule 2(a) hereto), excluding those identified in
Schedule 2(b) hereto.

     3.   Representations and Warranties.

     (a) Titan hereby represents and warrants as follows: (i) it has full power and authority to execute and deliver this Agreement and that this Agreement is the legal, valid, and binding obligation thereof, enforceable in accordance with its terms; (ii) the Shares are validly authorized and issued, fully paid, and non-assessable, have not been issued and are not owned or held in violation of any preemptive or similar right of stockholders, and are free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts; (iii) except as set forth in
Schedule 3(a) hereto, other than the Shares, Titan has no securities outstanding; (iv) except as set forth in Schedule 3(a) hereto, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Titan or any security or other instrument convertible into, or exchangeable or exercisable for capital stock of Titan; (v) except as set forth in Schedule 3(a) hereto, there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Titan; and (vi) this Agreement and the performance hereof shall not result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Titan that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or by-laws of Titan, or violate, result in a breach of, or conflict with any applicable law, rule, regulation, order, judgment, or decree binding on Titan or to which it or any of its respective businesses, properties, or assets are subject, which violation or breach could have a material adverse effect on Titan.

     (b) SVPC hereby represents and warrants as follows: (i) it has full power and authority to execute and deliver this Agreement and that this Agreement is the legal, valid, and binding obligation thereof, enforceable in accordance with its terms; (ii) SVPC has good title to Contributed Assets, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except as set forth in Schedule 1B hereto; (iii) this Agreement and the performance hereof shall not result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of SVPC that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the operating agreement or other constitutional, organizational, or charter document of SVPC, or violate, result in a breach of, or conflict with any applicable law, rule, regulation, order, judgment, or decree binding on SVPC or to which it or any of its respective businesses, properties, or assets are subject, which violation or breach could have a material adverse effect on SVPC; and (iv) it has obtained all consents required in order to execute and perform this Agreement and the transactions contemplated hereby and in connection herewith, under and pursuant to the agreements described in Schedule 2(a) hereto.

     4. Post-Closing Adjustment. If and to the extent SVPC fails to obtain any of the required consents set forth on Schedule 1B on or prior to December 31, 2002, SVPC shall surrender to Titan for cancellation such number of Shares having an aggregate value (based on an agreed value of $1.50 per share) equal to the damage, if any, resulting from such failure as agreed between the parties; provided, however, that if the parties fail to agree on the amount of such damage, the dispute shall be submitted to binding arbitration to be determined on an expedited basis by one arbitrator selected by the parties in accordance with the rules and procedures of the American Arbitration Association, which arbitration shall take place in San Francisco, California or such other place as the parties may agree. The parties shall each bear their own costs in connection with the arbitration; provided that the direct costs of the arbitration shall be borne equally by the parties.

     5. Further Assurances. The parties hereto shall deliver to each other simultaneously with the execution hereof such other documents (including certificates of officers, letters of transmittals, bills of sale, etc.) as the other party hereto may reasonably request in order to enable the other party to evidence the transactions contemplated hereby and in connection herewith.

     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to rules regarding conflicts of law.

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
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                              TITAN EMS, INC.


                              By:  /s/ David M. Marks
                                    Name:  David M. Marks
                                    Title:  President and Chief Executive
                                    Officer

                              SVPC PARTNERS, LLC,
                              by Irrevocable Children's Trust, Member


                              By: /s/ David M. Marks
                                    Name:  David M. Marks
                                    Title:  Trustee

      Schedule 1A

Land and Buildings identified as 3555 and 3571 Thomas Road

Schedule 1B

Orbotech, identified as loan SJ-A0113 as part of account #200046392 Orbotech, identified as loan 3011R1
Citigroup, Lease/Loan identified as 885841, 697643, and 697642
Excellon, identified as account 121776-001 (final payment pending)
Ford Credit, Loan on Ford Focus
Titan EMS, Inc. (Lease to be terminated upon completion of this Agreement.)

CSI\LaSalle Term Loan. CSI/LaSalle has agreed to release this lien upon payment of $250,000 the source of which is Titan's PPM, subject to its appraisal of the equipment. To the extent Titan incurs any damage related hereto, Paragraph 4 herein shall control.

Schedule 2(a)

Lease: 1855 Norman Avenue, Santa, Clara, CA with S&K Enterprises
Lease: 44370 Old Warm Springs Blvd., Fremont, CA with Longmeadow Partners
Apartment: 1600 Nantucket Circle, Santa Clara, CA with Nantucket Apartments
Loan: Ford Focus Automobile
Postage Machine, Pitney Bows
Credit Card Machine, CIT
Lease: Titan EMS, Inc. (to be terminated)
Orbotech, identified as loan SJ-A0113 as part of account #200046392 Orbotech, identified as loan 3011R1
Citigroup, Lease/Loan identified as 885841, 697643, and 697642
Excellon, identified as account 121776-001 (final payment pending)
Member Loan from Irrevocable Children's Trust
Loan/Guarantee portion of the LaSalle/CSI Term Loan to be subsequently converted into equity in Titan.

Schedule 2(b)

LaSalle, Circuit Systems, Inc. Term Loan (not including an amount equal to the guarantee obligations of Ohio Investors of Wisconsin, LLC which will subsequently be converted to equity).

Schedule 3(a)


1. Irrevocable Children's Trust is the holder of 5,800,000 shares of Titan Common Stock.
2. Upon the effectiveness of this Contribution Agreement, Titan, pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities, dated as of the date hereof, between Titan and Louis George, shall issue 50,000 shares of Titan Common Stock to Mr. George.
3. Upon the effectiveness of this Contribution Agreement, Titan intends to convert $185,234.60 and $10,000 of indebtedness owing to Phoenix
Business Trust and Forest Home Investors I LLC, respectively, into shares of Titan Common Stock at a price per share of $1.50.
4. Options to purchase 350,000 shares of Titan Common Stock at a price of $1.50 per share exercisable through July 31, 2007 to be issued to Louis George.
5. Options to purchase 360,000 shares of Titan Common Stock at a price of $1.50 per share exercisable through July 31, 2007 to be issued to Stephen Saul Kennedy.
6. Frank Crivello to receive 100,000 shares of Titan Common Stock in respect of past services.
7. Contemplated merger with Titan Acquisition Corp.